As filed with the Securities and Exchange Commission on June 21 , 2017

Registration No. 333- 216963

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAVMED INC.

(Exact name of registrant as specified in its constitutional documents)

Delaware	3841	47-1214177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Grand Central Place, Suite 4600

New York, New York 10165

(212) 949-4319

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lishan Aklog, M.D.

Chairman and Chief Executive Officer

PAVmed Inc.

One Grand Central Place, Suite 4600

New York, New York 10165

(212) 949-4319

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq.

Jeffrey M. Gallant, Esq.

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, New York 10174

(212) 818-8800

(212) 818-8881 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock Underlying Series A Convertible Preferred Stock (for resale)(3)	1,388,608	$5.95		$8,262,217.60	(1)	$957.59	(2)
Series X Redeemable Warrants (for resale)(3)	1,691,352	$3.00		$5,074,056.00		–	(4)
Common Stock Underlying Series A Warrants and Series X Redeemable Warrants (for resale)(3)(5)	1,691,352	$5.95		$10,063,544.40	(1)	$1,166.36	(2)
Common Stock Underlying Series X Redeemable Warrants (for issuance)(3)(6)	1,691,352	$9.00	(7)	$15,222,168.00		$1,764.25
Total				$38,621,986.00		$3,888.20	(8)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Calculated pursuant to Rule 457(c) under the Securities Act based on an estimate of the proposed maximum aggregate offering price.

(3)	In the event of a stock split, reverse stock split, stock dividend or similar transaction involving our Common Stock, the number of shares registered shall automatically be adjusted to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act.

(4)	No separate fee due in accordance with Rule 457(i) and Compliance and Disclosure Interpretations, Securities Act Rules, Question 240.06. See footnote 7.

(5)	For registration of the resale of common stock issuable upon exercise of the Series A Warrants and the Series X Redeemable Warrants (solely to the extent the latter warrants are exercised prior to being publicly transferred).

(6)	For registration of the initial issuance by the Company of common stock upon exercise of the Series X Redeemable Warrants solely to the extent the warrants are publicly transferred prior to the exercise thereof. The shares of Common Stock underlying the Series A Warrants are not being registered for initial issuance by this prospectus.

(7)	In accordance with Rule 457(i) and Compliance and Disclosure Interpretations, Securities Act Rules, Question 240.06, the proposed maximum offering price of the shares of Common Stock underlying the Series X Redeemable Warrants is the sum of the maximum offering price of such warrants, or $3.00 per share, and the exercise price of such warrants, or $6.00 per share.

(8)	Of the total registration fee due, $2,707.14 has been previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 21 , 2017

PROSPECTUS

PAVmed Inc.

3,079,960 Shares of Common Stock (for Resale)

1,691,352 Series X Redeemable Warrants (for Resale)

1,691,352 Shares of Common Stock (for Issuance)

This prospectus relates to the resale by the selling securityholders of PAVmed Inc., a Delaware corporation (the “Company”) named herein (the “Selling Securityholders”) of up to 3,079,960 shares of common stock, par value $0.001 per share (“Common Stock”) and of up to 1,691,352 Series X Redeemable Warrants. To the extent the Selling Securityholders publicly transfer the Series X Redeemable Warrants, this prospectus also covers the initial issuance by the Company to any such transferees of an aggregate of up to 1,691,352 shares of Common Stock upon any subsequent exercise of the warrants.

The shares offered for resale by this prospectus include:

•	Up to 1,388,608 shares of Common Stock underlying the Series A Convertible Preferred Stock (the “Series A Preferred”) held by the Selling Securityholders. Of these 1,388,608 shares:

o	925,733 of the shares are allocable to (i) the conversion of all outstanding shares of Series A Preferred (issued pursuant to the Offering (as defined below)) and (ii) the shares issuable upon conversion of shares of Series A Preferred issued as payment-in-kind dividends on the Series A Preferred during the next ten years (the “Series A Dividends”); and

o	462,875 of the shares are being registered to comply with the terms of the Registration Rights Agreement (as defined below) which require the Company to register 150% of (i) the number of shares of Common Stock issuable upon the conversion of all shares of outstanding shares of Series A Preferred (issued pursuant to the Offering) and (ii) the number of shares issuable upon conversion of the shares of Series A Preferred issued as Series A Dividends.

•	Up to 1,691,352 shares of Common Stock underlying the Series A Warrants and Series X Redeemable Warrants held by the Selling Securityholders. This represents the number of shares of Common Stock issuable upon the assumed exchange of each outstanding Series A Warrant for four (4) Series X Redeemable Warrants and the subsequent exercise of all outstanding Series A Warrants not exchanged and all Series X Redeemable Warrants held by the Selling Securityholders.

The Series X Redeemable Warrants offered for resale by this prospectus include:

•	Up to 1,691,352 Series X Redeemable Warrants. This represents the number of Series X Redeemable Warrants issuable upon the assumed exchange of each outstanding Series A Warrant for four (4) Series X Redeemable Warrants.

The shares offered for initial issuance by this prospectus include:

●	Up to 1,691,352 shares of Common Stock issuable upon exercise of the Series X Redeemable Warrants. This represents the number of shares of Common Stock issuable upon the assumed exchange of each outstanding Series A Warrant for four (4) Series X Redeemable Warrants and the subsequent exercise of the Series X Redeemable Warrants. The shares are being offered for initial issuance by the Company solely to the extent the Selling Securityholders publicly transfer the Series X Redeemable Warrants prior to their exercise. The shares of Common Stock underlying the Series A Warrants are not being offered for initial issuance by this prospectus.

The Series A Preferred and Series A Warrants (the “Series A Warrants”) were initially issued and sold in a private placement offering with closings on January 26, 2017, January 31, 2017 and March 8, 2017 (collectively, the “Offering”). The Series A Preferred and Series A Warrants issued in the Offering were sold as a unit (“Private Placement Unit”) consisting of one (1) share of Series A Preferred and one (1) Series A Warrant at a purchase price of $6.00 per Private Placement Unit. Each Series A Warrant is exchangeable for four (4) Series X Redeemable Warrants. We have described the material terms of the Series A Warrants and Series X Redeemable Warrants (all of which are subject to redemption) elsewhere in this prospectus. See the disclosures under the heading “Description of Securities” in this prospectus for more information.

The Selling Securityholders may sell the Series X Redeemable Warrants or the shares of Common Stock to be registered hereby from time to time on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in one or more transactions otherwise than on these exchanges or services, such as privately negotiated transactions, or using a combination of these methods. The shares of Common Stock and, after the listing or quotation of the Series X Redeemable Warrants on a national securities exchange, the OTC Bulletin Board, the OTCQX or the OTCQB, the Series X Redeemable Warrants, may be offered by the Selling Securityholders at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. Prior to the listing or quotation of the Series X Redeemable Warrants on a national securities exchange, the OTC Bulletin Board, the OTCQX or the OTCQB, such warrants may be offered by the Selling Securityholders at a price of between $2.00 and $3.00 per warrant. See the disclosures under the heading “Plan of Distribution” in this prospectus for more information.

We will not receive any proceeds from the resale of Common Stock or the Series X Redeemable Warrants by the Selling Securityholders. We will however, receive a maximum of $10,148,112 from the Selling Stockholders assuming the Selling Securityholders exchange all of their Series A Warrants for Series X Redeemable Warrants and all such Series X Redeemable Warrants are exercised on a cash basis.

Our Common Stock and IPO Warrants (as defined below) are traded on the NASDAQ Capital Market under the symbols “PAVM” and “PAVMW,” respectively. On June 7, 2017, the closing price of our Common Stock was $4.30 per share. We intend to apply to list the Series X Redeemable Warrants on the NASDAQ Capital Market. If we cannot secure approval for such listing, we intend to list the Series X Redeemable Warrants on the OTCQB Market.

We offered and sold the securities issued in the Offering pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  June __ , 2017.

PAVMED INC.

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “our company,” “the company,” “we,” “us,” “our,” and similar references to refer to PAVmed Inc. and its subsidiaries.

We and the Selling Securityholders have not authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement prepared by us or on our behalf or to which we may have referred you. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and none of us are making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. This offering is being made solely on the basis of the information contained in this prospectus. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

We have proprietary rights to trademarks used in this prospectus, including PAVmed, PortIO, Caldus, CarpX, NextCath, NextFlo and “Innovating at the Speed of Life.” Solely for our convenience, trademarks and trade names referred to in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus is the property of its respective holder.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Overview

We are a highly-differentiated multi-product medical device company organized to conceive, develop and commercialize a diversified pipeline of innovative products we believe address unmet clinical needs and possess attractive market opportunities. Our goal is to enhance and accelerate value creation by employing a business model focused on capital and time efficiency. We intend to continuously explore promising ideas and opportunities that fulfill our project selection criteria without limiting ourselves to any target specialty or condition. Our current pipeline includes the following six lead projects, all of which are the subject of filed patent applications. One of these projects, NextFlo, also has two issued patents and one, DisappEAR is based on a family of patents and patent applications licensed from a group of academic centers. These projects are all in the development phase and have not yet received regulatory approval.

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•            PortIO: A novel long-term implantable intraosseous vascular access device with no indwelling intravascular component.

•            CarpX: Completely percutaneous device to treat carpal tunnel syndrome.

•            NextCath: Self-anchoring catheters which do not require suturing, traditional anchoring techniques or costly add-on catheter securement devices.

•            DisappEAR: Antibiotic-eluting resorbable ear tubes, developed from a proprietary aqueous silk technology.

•            NextFlo: Highly accurate disposable infusion pumps using stored potential energy and variable flow resistors.

•            Caldus: Completely disposable tissue ablation devices which can also be used for renal denervation to treat hypertension.

In addition to our six lead projects, we are working on projects which are currently in the conceptual phase. As is the case with our lead projects, these additional projects cover a wide range of clinical conditions and procedures, including sleep apnea, extracorporeal membrane oxygenation (ECMO), laparoscopic hernia repair, cardiac surgery, interventional cardiology and endotracheal intubation.

Corporate History and Organizational Structure

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc. In January 2016, the registration statement on SEC Form S-1 (File No. 333-203569) for our initial public offering (“IPO”) was declared effective by the SEC. On April 28, 2016, we consummated the initial public offering of 1,060,000 units, each unit consisting of one share of common stock and one warrant. The units were sold at an offering price of $5.00 per unit, generating gross proceeds of $5.3 million, and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. Each warrant entitles the holder to purchase one share of common stock at $5.00 per share until January 29, 2022, or earlier upon redemption.

Office Location

Our business address is One Grand Central Place, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.pavmed.com. The information contained on or that can be assessed through our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus or in deciding whether to purchase our securities.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 6.

Background of this Prospectus

On January 26, 2017 (the “Closing Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) in connection with the Offering. At closings which took place on January 26, 2017, January 31, 2017 and March 8, 2017 with 28 accredited investors (the “Investors”), 422,838 Private Placement Units were sold at a purchase price of $6.00 per Private Placement Unit. Each Private Placement Unit consists of (i) one (1) share of Series A Preferred, that is initially convertible into one (1) share of the Company’s Common Stock and (ii) one (1) Series A Warrant exercisable for one (1) share of Common Stock. Each Series A Warrant is exchangeable for four (4) Series X Redeemable Warrants. We have described the material terms of the Series A Warrants and Series X Redeemable Warrants (all of which are subject to redemption) elsewhere in this prospectus. See the disclosures under the heading “Description of Securities” in this prospectus for more information.

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We engaged Xzerta Trading LLC d/b/a HCFP Capital Markets (“Xzerta”) as our exclusive placement agent in connection with the Offering, and in consideration for the services provided by it, Xzerta was entitled to receive a commission equal to 7.0% of the gross proceeds received by us, as well as reimbursement for all reasonable expenses incurred by it in connection with its engagement. We received gross proceeds of approximately $2,537,028.

In connection with the Offering, we entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which we became obligated to file this registration statement covering the resale of the shares of Common Stock and Series X Redeemable Warrants issuable pursuant to the terms of the securities issued in the Offering, including securities that may be issued in the future as dividends on the Series A Preferred. The Company is obligated to use its commercially reasonable best efforts to cause this registration statement to be declared effective by the SEC as soon as practicable, but in no event later than June 25, 2017.

Under the Registration Rights Agreement, we have agreed to keep this registration statement effective at all times until the earlier of (i) the date as of which the Investors may sell all of the securities covered by such registration statement without volume or manner-of-sale limitations pursuant to Rule 144 (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Investors shall have sold all of the securities covered by such registration statement.

THE OFFERING

This prospectus relates to the resale from time to time by the Selling Securityholders identified in this prospectus of up to (i) 3,079,960 shares of Common Stock underlying the Series A Preferred, the Series A Warrants and the Series X Redeemable Warrants and up to (ii) 1,691,352 Series X Redeemable Warrants. To the extent the Selling Securityholders publicly transfer the Series X Redeemable Warrants, this prospectus also relates to the initial issuance by the Company to any such transferees of an aggregate of up to 1,691,352 shares of Common Stock upon any subsequent exercise of the warrants.

Common Stock outstanding prior to March 21, 2017	13,331,211

Common Stock offered by the Selling Securityholders	3,079,960(1)

Common Stock offered by the Company	1,691,352(2)

Common Stock to be outstanding after the offering	16,411,171(3)

Series X Redeemable Warrants offered by the Selling Securityholders	1,691,352(4)

The Series X Redeemable Warrants (all of which are subject to redemption) are exercisable commencing on the first trading day following October 31, 2018, and ending on April 30, 2024. The Series X Redeemable Warrant exercise price and number of shares of Common Stock issuable upon exercise of a Series X Redeemable Warrant are subject to appropriate adjustment in the event of stock dividends, stock splits or similar events affecting the Common Stock.

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Holders may exercise Series X Redeemable Warrants by paying the exercise price in cash or, at any time after the six (6) month anniversary of the Closing Date if there is no effective registration statement registering, or no current prospectus available for, the resale of the Series X Redeemable Warrant shares by the holder, then the Series X Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

At any time after April 30, 2019, the Company, may at its option, redeem all, but not less than all, of the outstanding Series X Redeemable Warrants at a price of $0.01 per Series X Redeemable Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events occurring after the Closing Date) for twenty (20) trading days out of the thirty (30) trading day period ending three (3) business days prior to the notice of redemption in addition to other conditions set forth in each Series X Redeemable Warrant.

Trading Symbols	Our Common Stock and IPO Warrants are traded on the Nasdaq Capital Market under the symbols “PAVM” and “PAVMW,” respectively. We intend to apply to list the Series X Redeemable Warrants on the Nasdaq Capital Market. If we cannot secure approval for such listing, we intend to list the Series X Redeemable Warrants on the OTCQB Market.

Use of proceeds	We will not receive any proceeds from the resale of Common Stock or the Series X Redeemable Warrants by the Selling Securityholders. We will however, receive a maximum of $10,148,112 from the Selling Securityholders assuming the Selling Securityholders exchange all of their Series A Warrants for Series X Redeemable Warrants and all such Series X Redeemable Warrants are exercised on a cash basis. See the section titled “Use of Proceeds” for further information on our use of proceeds from this offering.

Risk Factors	Prospective investors should carefully consider “Risk Factors” beginning on page 6 before buying the shares of Common Stock or the Series X Redeemable Warrants.

(1)	The aggregate amount of shares to be registered is based on (A) 150% of the sum of (i) the number of shares of Common Stock issuable upon the conversion of all shares of outstanding Series A Preferred (issued pursuant to the Offering) to Common Stock and (ii) the shares issuable upon conversion of shares of Series A Preferred issued as Series A Dividends, and (B) the number of shares of Common Stock issuable upon the exchange of each outstanding Series A Warrant for four (4) Series X Redeemable Warrants and the subsequent exercise of all outstanding Series X Redeemable Warrants held by the Selling Securityholders.

(2)

The aggregate amount of shares to be registered for initial issuance by the Company is based on the assumed exchange of each Series A Warrant for four (4) Series X Redeemable Warrants. These shares are registered for initial issuance by the Company upon the exercise of the Series X Redeemable Warrants solely to the extent the Selling Securityholders publicly transfer the Series X Redeemable Warrants prior to such exercise.

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(3)	Assumes that each Series A Warrant has been exchanged for four (4) Series X Redeemable Warrants.

(4)	The aggregate amount of Series X Redeemable Warrants to be registered is based on the number of Series X Redeemable Warrants issuable upon the assumed exchange of each outstanding Series A Warrant for four (4) Series X Redeemable Warrants.

RISK FACTORS

An investment in our securities involves significant risks. You should consider the “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 16, 2017 and, which is incorporated by reference in this prospectus. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Our business, financial position, results of operations or liquidity could be adversely affected by any of those risks. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our shares of Common Stock and other securities and the loss of all or part of your investment.

Due to the speculative nature of the Series X Redeemable Warrants, there is no guarantee that the Series X Redeemable Warrants will ever be profitable for holders of Series X Redeemable Warrants to exercise the Series X Redeemable Warrants.

The Series X Redeemable Warrants do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of Common Stock at a fixed price for a limited period of time. Specifically, Series X Redeemable Warrant holders may exercise their right to acquire the underlying Common Stock, at an exercise price of $6.00 per share, commencing on the first trading day following October 31, 2018 and ending on April 30, 2024, or earlier upon redemption. In certain circumstances, the Series X Redeemable Warrants may be exercisable on a cashless basis. There can be no assurance that the market price of the Common Stock will ever equal or exceed the exercise price of the Series X Redeemable Warrants, and, consequently, whether it will ever be profitable for holders of the Series X Redeemable Warrants to exercise the Series X Redeemable Warrants.

The Series X Redeemable Warrants may not be listed for trading on NASDAQ.

We cannot guarantee that the Series X Redeemable Warrants will be approved for listing on NASDAQ. As a result, the Series X Redeemable Warrants may be traded in the over-the-counter markets, such as the OTCQB market, which are inter-dealer markets that may provide significantly less liquidity than NASDAQ.

As a holder of the Series X Redeemable Warrants, you will not be entitled to any rights with respect to our Common Stock, but you will be subject to all changes made with respect to our Common Stock.

If you hold any of our Series X Redeemable Warrants, you will not be entitled to any rights with respect to our Common Stock (including, without limitation, voting rights and rights to receive any dividends or other distributions, if any, on our Common Stock), but you will be subject to all changes affecting our Common Stock. You will have rights with respect to our Common Stock only when we deliver shares of Common Stock to you upon exercise of your Series X Redeemable Warrants. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of Common Stock, if any, to you, you will not be entitled to vote on the amendment with respect to the shares of Common Stock that are subject to such delivery, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock.

We may amend the terms of the Series X Redeemable Warrants with the approval by the holders of Series X Redeemable Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X Redeemable Warrant.

Our Series X Redeemable Warrants require the written consent of the Company and the holders of Series X Redeemable Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X Redeemable Warrants in order to amend the terms of the Series X Redeemable Warrants.

We may redeem the Series X Redeemable Warrants at a time that is not beneficial to investors.

We may call the Series X Redeemable Warrants for redemption at any time after the redemption criteria described elsewhere in this prospectus have been satisfied. Redemption of the outstanding warrants could force holders of the warrants to exercise the warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, to sell the warrants at the then-current market price or be forced to accept a nominal redemption price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and in the documents incorporated by reference in this prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this registration statement and in the documents incorporated by reference in this prospectus may include, for example, statements about our:

• limited operating history;

• ability to generate revenue;

• ability of our products to achieve regulatory approval and market acceptance;

• success in retaining or recruiting, or changes required in, our officers, key employees or directors;

• expectation that our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;

• potential ability to obtain additional financing when and if needed;

• ability to sustain status as a going concern;

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• ability to protect our intellectual property rights;

• ability to complete strategic acquisitions;

• ability to manage growth and integrate acquired operations;

• potential liquidity and trading of our securities;

• regulatory or operational risks;

• estimates regarding expenses, future revenue, capital requirements and needs for additional financing; or

• expectations regarding the time during which we will be an Emerging Growth Company under the JOBS Act.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We will not receive proceeds from the sale of Common Stock under this prospectus. We will not receive any proceeds from the resale of Common Stock or the Series X Redeemable Warrants by the Selling Securityholders. We will however, receive a maximum of $10,148,112 from the Selling Securityholders assuming the Selling Securityholders exchange all of their Series A Warrants for Series X Redeemable Warrants and all such Series X Redeemable Warrants are exercised on a cash basis. Any proceeds we receive will be used for working capital.

SELLING SECURITYHOLDERS

This prospectus covers the resale from time to time by the Selling Securityholders identified in the table below of:

•	Up to 1,388,608 shares of Common Stock underlying the Series A Preferred held by the Selling Securityholders. Of these 1,388,608 shares:

o	925,733 of the shares are allocable to (i) the conversion of all outstanding shares of Series A Preferred (issued pursuant to the Offering) and (ii) the number of shares issuable upon conversion of the shares of Series A Preferred issued as Series A Dividends; and

o	462,875 of the shares are being registered to comply with the terms of the Registration Rights Agreement which require the Company to register 150% of (i) the number of shares of Common Stock issuable upon the conversion of all shares of outstanding shares of Series A Preferred (issued pursuant to the Offering) and (ii) the number of shares issuable upon conversion of the shares of Series A Preferred issued as Series A Dividends.

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•	Up to 1,691,352 shares of Common Stock underlying the Series A Warrants and Series X Redeemable Warrants held by the Selling Securityholders. This represents the number of shares of Common Stock issuable upon the assumed exchange of each outstanding Series A Warrant for four (4) Series X Redeemable Warrants and the subsequent exercise of all outstanding Series A Warrants not exchanged and all Series X Redeemable Warrants held by the Selling Securityholders.

•	Up to 1,691,352 Series X Redeemable Warrants. This represents the number of Series X Redeemable Warrants issuable upon the assumed exchange of each outstanding Series A Warrant for four (4) Series X Redeemable Warrants.

For additional information regarding the issuance of the shares of Series A Preferred, the Series A Warrants and the Series X Redeemable Warrants, see the disclosures under “Prospectus Summary – The Offering” elsewhere in this prospectus.

We are registering the shares of Common Stock hereby pursuant to the terms of the Registration Rights Agreement among us and the Investors in order to permit the Selling Securityholders identified in the table below to offer the shares for resale from time to time. In accordance with the Registration Rights Agreement, this prospectus covers the resale of (i) 150% of the maximum number of shares of Common Stock issuable upon the conversion of all shares of outstanding Series A Preferred (issued pursuant to the Offering) to Common Stock and (ii) the maximum shares of Common Stock issuable upon exercise of the Series X Redeemable Warrants held by the Selling Securityholders. Because the shares of Common Stock issuable upon the conversion of the Series A Preferred and the exercise of our Series X Redeemable Warrants are subject to adjustments under certain circumstances and our Series X Redeemable Warrants permit, in certain circumstances, the “cashless” exercise thereof, the number of shares that will actually be issuable upon any exercise thereof may be more or less than the number of shares being offered by this prospectus. See the disclosures under “Description of Securities – Series A Preferred Stock” and “Description of Securities – Series X Redeemable Warrants” elsewhere in this prospectus.

This table is prepared solely based on information supplied to us by the listed Selling Securityholders and any Schedules 13D or 13G and other public documents filed with the SEC, and assumes the sale of all of the shares offered hereby. The Selling Securityholders may sell all, some or none of their shares in this offering. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus. The Selling Securityholders identified in the table below may have sold, transferred or otherwise disposed of some or all of their shares since the date of this prospectus in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Securityholders may change from time to time and, if necessary and required, we will amend or supplement this prospectus accordingly.

	Number Beneficially Owned Prior to Offer(1)(2)(3)		Number Offered Hereby(1)(2)(3)		Number Beneficially Owned After Offering		Percentage Beneficially Owned After Offering(4)
Name of Selling Securityholder	Shares of Common Stock	Series X Redeem-able Warrants	Shares of Common Stock	Series X Redeem-able Warrants	Shares of Common Stock	Series X Redeem-able Warrants	Shares of Common Stock	Series X Redeem-able Warrants
Dubreville Family Trust, 7/1/97	230,571	280,000	230,571	280,000	-	-	0.00%	0.00%
Doron Hay Saar	164,715	200,000	164,715	200,000	-	-	0.00%	0.00%
La Grossa Family Trust Dated January 29th 2008	82,376	100,000	82,376	100,000	-	-	0.00%	0.00%
Mark A. Romney(5)	62,935	66,668	54,935	66,668	8,000	-	0.05%	0.00%
Rooney & Associates Communications LLC Pension Plan	54,935	66,668	54,935	66,668	-	-	0.00%	0.00%
S&S Borgardt Family Trust UTD 8/22/07	29,678	36,000	29,678	36,000	-	-	0.00%	0.00%
Paige R. Dubreville	23,091	28,000	23,091	28,000	-	-	0.00%	0.00%
Preston M. Dubreville	23,091	28,000	23,091	28,000	-	-	0.00%	0.00%
Jacqueline Lindenbaum	32,979	40,000	32,979	40,000	-	-	0.00%	0.00%
The Ronald Shear Revocable Trust	49,400	60,000	49,400	60,000	-	-	0.00%	0.00%
Lauren Smith	13,205	16,000	13,205	16,000	-	-	0.00%	0.00%
Stephen L. Schwartz	13,205	16,000	13,205	16,000	-	-	0.00%	0.00%
Eric Bland	55,965	68,000	55,965	68,000	-	-	0.00%	0.00%
C. Geoffrey Hampson	13,649	16,668	13,649	16,668	-	-	0.00%	0.00%
Bradley Foster	54,446	66,668	54,446	66,668	-	-	0.00%	0.00%
Krishna Nathan	27,243	33,332	27,243	33,332	-	-	0.00%	0.00%
Justin Steele	54,446	66,668	54,446	66,668	-	-	0.00%	0.00%
Daniel Engelman	54,446	66,668	54,446	66,668	-	-	0.00%	0.00%
William S. Schreier	8,207	10,000	8,207	10,000	-	-	0.00%	0.00%
Edward S. Gutman	13,109	16,000	13,109	16,000	-	-	0.00%	0.00%
UBS Financial Services FBO John C. Campeau, Jr., IRA	81,633	100,000	81,633	100,000	-	-	0.00%	0.00%
Stephen Sadove(6)	611,898	66,668	54,446	66,668	557,452	-	3.40%	0.00%
Marc W. Gerdisch(7)	615,748	66,668	54,446	66,668	561,302	-	3.42%	0.00%
Stephen Greenberg	27,246	33,336	27,246	33,336	-	-	0.00%	0.00%
Allen D. Hamdan	27,246	33,336	27,246	33,336	-	-	0.00%	0.00%
David Richer	8,207	10,000	8,207	10,000	-	-	0.00%	0.00%
Paul Spence(8)	34,946	33,336	27,246	33,336	7,700	-	0.05%	0.00%
Steven W. Boyce	54,446	66,668	54,446	66,668	-	-	0.00%	0.00%

Totals	2,523,062	1,691,352	1,388,608	1,691,352	1,134,454	-	6.91%	0.00%

__________________

* Less than 1%.

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(1)	The number of shares of Common Stock beneficially owned by each Selling Securityholder prior to the offering, and the number of shares of Common Stock offered hereby for each such Selling Stockholder, assume (x) the Series A Warrants held by such Selling Securityholder have been exchanged for Series X Redeemable Warrants and (y) such Series X Redeemable Warrants have become exercisable. Accordingly, the number of shares of Common Stock beneficially owned by each Selling Securityholder prior to the offering, and the number of shares of Common Stock offered hereby for each such Selling Stockholder, include the number of shares of Common Stock issuable upon exercise of such Series X Redeemable Warrants (but do not include the shares of Common Stock issuable upon exercise of the Series A Warrants).
(2)	The number of shares of Common Stock beneficially owned by each Selling Securityholder prior to this offering, and the number of shares of Common Stock offered hereby for each such Selling Stockholder, include (i) the number of shares of Common Stock issuable upon conversion of the Series A Preferred beneficially owned by such Selling Securityholder, (ii) the estimated number of shares of Common Stock issuable upon conversion of the Series A Dividends, and (iii) a number of shares of Common Stock equal to 50% of the sum of the amounts set forth in clauses (i) and (ii), as required by the Registration Rights Agreement.
(3)	The number of Series X Redeemable Warrants beneficially owned by each Selling Securityholder prior to the offering, and the number of Series X Redeemable Warrants offered hereby for each such Selling Stockholder, assume the Series A Warrants held by such Selling Securityholder have been exchanged for Series X Redeemable Warrants. Accordingly, the number of Series X Redeemable Warrants beneficially owned by each Selling Securityholder prior to the offering, and the number of Series X Redeemable Warrants offered hereby for each such Selling Stockholder, include the number of Series X Redeemable Warrants issuable upon such exchange.
(4)	Percentage ownership after the offering is based on 16,411,171 shares of Common Stock outstanding, based on 13,311,211 outstanding as of June 7, 2017 and assuming (i) the Series A Warrants have been exchanged in full for Series X Redeemable Warrants and such Series X Redeemable Warrants have been subsequently exercised in full, and (ii) the Series A Preferred, including the Series A Dividends, have been converted in full, after accounting for the additional 50% required under the Registration Rights Agreement.
(5)	Includes (i) 4,000 shares of Common Stock and (ii) 4,000 IPO Warrants held by Mr. Romney.
(6)	Includes 557,452 shares of Common Stock held by Mr. Sadove.
(7)	Includes (i) 561,252 shares of Common Stock and (ii) 50 IPO Warrants held by Dr. Gerdisch.
(8)	Includes (i) 3,900 shares of Common Stock and (ii) 3,800 IPO Warrants held by Dr. Spence.

None of the Selling Securityholders have within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. None of the Selling Securityholders is a broker-dealer or an affiliate of a broker-dealer.

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PLAN OF DISTRIBUTION

We are registering the securities held by the Selling Securityholders covered by this prospectus to permit the resale of those securities from time to time after the date of this prospectus. To the extent the Selling Securityholders publicly transfer the Series X Redeemable Warrants, we are also registering the initial issuance by the Company to any such transferees of an aggregate of up to 1,691,352 shares of Common Stock upon any subsequent exercise of the warrants.

The Company will issue shares upon exercise of the Series X Redeemable Warrants within three trading days after such exercise, in accordance with the terms of the Series X Redeemable Warrants. A holder may exercise such warrants, in whole or in part, by submitting a duly executed notice of exercise, along with the original warrants. Holders may pay the exercise price in cash or, at any time after the six month anniversary of the Closing Date if there is no effective registration statement registering, or no current prospectus available for, the resale of the Series X Redeemable Warrant shares by the holder, then the Series X Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”.

The Selling Securityholders, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock underlying warrants or interests in shares of Common Stock underlying such warrants received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their securities or interests in such securities on any stock exchange, market or trading facility on which the securities are traded or in private transactions. The shares of Common Stock and, after the listing or quotation of the Series X Redeemable Warrants on a national securities exchange, the OTC Bulletin Board, the OTCQX or the OTCQB, the Series X Redeemable Warrants, may be offered by the Selling Securityholders at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. Prior to the listing or quotation of the Series X Redeemable Warrants on a national securities exchange, the OTC Bulletin Board, the OTCQX or the OTCQB, such warrants may be offered by the Selling Securityholders at a price of between $2.00 and $3.00 per warrant.

The Selling Securityholders may use any one or more of the following methods when disposing of the securities or interests therein:

• on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• in the over the counter market;

• block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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• an exchange distribution or other future transaction exchange-related transaction in accordance with the rules of the applicable exchange or exchange-related transaction;

• privately negotiated transactions;

• short sales;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

• broker-dealers may agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

• a combination of any such methods of sale; and

• any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the pledged securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such security beneficial owner before the offering; (4) the amount to be offered for the security beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such security beneficial owner after the offering is complete.

In connection with the sale of our securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the securities offered by them will be the purchase price of the securities less discounts or commissions, if any. Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. We will not receive any of the proceeds from the sale of securities offered by this prospectus. However, to the extent the warrants are exercised for cash, we will receive the cash exercise price paid by the holders.

The Selling Securityholders also may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

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The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the securities may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the securities to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Pursuant to the terms of the Series A Warrants and the Series X Redeemable Warrants, the shares of Common Stock to be issued upon exercise of such warrants will be distributed only to those warrant holders who surrender the warrants or the certificates representing the warrants and provide payment of the exercise price through their brokers to our warrant agent, Continental Stock Transfer & Trust Company.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of Common Stock, par value $.001, and 20,000,000 shares of preferred stock, par value $.001.

The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws are summaries and are qualified by reference to our certificate of incorporation and our bylaws. Copies of these documents were filed with the SEC as exhibits to our registration statement in connection with our IPO.

As of March 21, 2017, we had 13,331,211 outstanding shares of our Common Stock and 422,838 outstanding shares of our Series A Preferred. As of such date, we also had outstanding (i) 422,838 Series A Warrants at an exercise price of $8.00 per share (which may be exchanged for four (4) Series X Redeemable Warrants with an exercise price of $6.00 per share), (ii) 10,579,695 IPO Warrants at an exercise price of $5.00 per share, (iii) unit purchase options entitling the holders thereof to purchase 53,000 IPO units at an exercise price of $5.50 per unit, which units are identical to the units sold in the Company’s IPO and consist of one share of Common Stock and one IPO Warrant to purchase a share of Common Stock at $5.00 per share, and (iv) employee stock options entitling the holders thereof to purchase 1,883,313 shares of Common Stock at a weighted average exercise price of $5.25 per share.

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Common Stock

Holders of Common Stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of Common Stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of Common Stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the Common Stock with any redemption, conversion or preemptive rights. All shares of Common Stock that are outstanding as of the date of this prospectus will be fully-paid and non-assessable.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to designate and issue up to 20,000,000 shares, $0.001 par value per share, of preferred stock in one or more series or classes and to designate the rights, preferences and privileges of each series or class, which may be greater than the rights of our Common Stock. The Board’s authority to issue preferred stock without stockholder approval could make it more difficult for a third party to acquire control of our company, and could discourage such attempt.

Series A Preferred Stock

On January 26, 2017, in order to authorize the shares of Series A Preferred, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Delaware Secretary of State. The Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A Preferred. Capitalized terms in the description of the Series A Preferred herein have the definitions ascribed thereto in the Certificate of Designation. The Certificate of Designation can be found as Exhibit 3.1 to the Form 8-K which the Company filed with the SEC on February 1, 2017.

The Series A Preferred is a component of the units being offered pursuant to the Purchase Agreement (the “Private Placement Units”). As of March 21, 2017, 422,838 Private Placement Units have been sold.

Each share of Series A Preferred shall be convertible, at any time and from time to time, at the option of the holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series A Preferred ( which is $6.00) by the conversion price. The initial conversion price, which is also $6.00 shall be adjusted in the event the Company  (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of a dividend on, the Series A Preferred), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company. In addition, the conversion price is subject to weighted average anti-dilution protection . In addition, the conversion price is subject to weighted average anti-dilution protection. This protection is intended to compensate the holders of the Series A Preferred Stock for the dilution they will sustain if the Company issues shares of Common Stock or Common Stock equivalents, such as convertible securities or warrants, having a purchase price per share of Common Stock which is less than the conversion price in effect immediately prior to such issuance. Weighted average anti-dilution takes account of the number of shares of Common Stock being issued , or deemed to have been issued in the case of convertible securities, options and warrants, in relation to the then outstanding shares of Common Stock, and the price at which such shares are issued or deemed issued. The application of weighted average anti-dilution protection reduces the Conversion Price and increases the number of shares of Common Stock issuable upon conversion of the Series A Preferred.

The holders of Series A Preferred shall be entitled to receive, when, as and if declared by the Company’s Board of Directors cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A Preferred per annum. Such dividends shall accrue and cumulate whether or not the Company has earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by the Company’s Board of Directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A Preferred, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2021 Dividend Payment Date, such dividends shall be paid at the option of the Company in any combination of shares of Series A Preferred, cash or shares of Common Stock. If the Company determines to pay any dividends in shares of Common Stock, the number of shares of Common Stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A Preferred to be paid in shares of Common Stock and (ii) the average of the volume weighted average price per share for the ten (10) consecutive Trading Days ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

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The holders of Series A Preferred shall have no voting rights. However, as long as any shares of Series A Preferred are outstanding, the Company shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A Preferred , (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend the Certificate of Designation, (ii) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A Preferred as to dividends or rights in a Liquidation (as defined in the Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or Deemed Liquidation Event (as defined in the Certificate of Designation), the holders of shares of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred been converted into Common Stock in accordance with the Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

IPO Warrants

We currently have 10,579,695 warrants outstanding, consisting of 1,019,400 warrants sold in our IPO and 9,560,295 warrants issued in several private placements that occurred prior to our IPO, all of which converted into identical warrants issued in the IPO (collectively, the “IPO Warrants”).

Each IPO Warrant entitles the registered holder to purchase one share of our Common Stock at a price of $5.00 per share, subject to adjustment as discussed below. Each IPO Warrant is currently exercisable and will expire on January 29, 2022 at 5:00 p.m., New York City time. However, no IPO Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the IPO Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the IPO Warrants is not effective when the IPO Warrants become exercisable, IPO Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise IPO Warrants on a cashless basis in the same manner as if we called the IPO Warrants for redemption and required all holders to exercise their IPO Warrants on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the 10 trading days ending on the trading day prior to the date of exercise. Pursuant to an agreement between us and the founders, the 8,083,049 warrants originally issued to the founders, which now constitute IPO Warrants shall be exercisable on a “cashless” basis in their hands.

Commencing April 28, 2017, we may redeem the outstanding IPO Warrants (other than those outstanding prior to our IPO held by our management, founders and members thereof, but including warrants held by the initial investors), at our option, in whole or in part, at a price of $0.01 per IPO Warrant:

•	at any time while the IPO Warrants are exercisable;

•	upon a minimum of 30 days’ prior written notice of redemption;

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•	if, and only if, the volume weighted average price of our Common Stock equals or exceeds $10.00 (subject to adjustment) for any 20 consecutive trading days ending three business days before we send the notice of redemption, provided that the average daily trading volume in the stock is at least 20,000 shares per day; and

•	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such IPO Warrants.

The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such IPO Warrant.

The redemption criteria for our IPO Warrants have been established at a price which is intended to provide IPO Warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the IPO Warrant exercise price so that if the share price declines as a result of our redemption call, the redemption should not cause the share price to drop below the exercise price of the IPO Warrants.

If we call the IPO Warrants for redemption as described above, we will have the option to require all holders that wish to exercise IPO Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. In this case, the “fair market value” shall mean the average reported last sale price of the shares of Common Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of IPO Warrants. Whether we will exercise our option to require all holders to exercise their IPO Warrants on a “cashless basis” will depend on a variety of factors including the price of our shares of Common Stock at the time the IPO Warrants are called for redemption, our cash needs at such time and concerns regarding dilutive stock issuances.

The IPO Warrants have been issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company (the “IPO Warrant Agent”), and us (the “IPO Warrant Agreement”). The IPO Warrant Agreement provides that the terms of the IPO Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding IPO Warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the IPO Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the IPO Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

The IPO Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the IPO Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of IPO Warrants being exercised. The IPO Warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their IPO Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the IPO Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Except as described above, no IPO Warrants will be exercisable and we will not be obligated to issue shares of Common Stock unless at the time a holder seeks to exercise such IPO Warrant, a prospectus relating to the shares of Common Stock issuable upon exercise of the IPO Warrants is current and the shares of Common Stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the IPO Warrants. Under the terms of the Warrant Agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the IPO Warrants until the expiration of the IPO Warrants.

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No fractional shares will be issued upon exercise of the IPO Warrants. If, upon exercise of the IPO Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the IPO Warrant holder.

Series A Warrants

Each Series A Warrant is exercisable immediately for one (1) share of Common Stock at an initial exercise price of $8.00 (the “Series A Exercise Price”). Each Series A Warrant will remain exercisable until April 30, 2024. The Series A Exercise Price is subject to weighted average anti-dilution protection which could cause the exercise price to decrease upon any issuances of shares of Common Stock or common stock equivalents at less than the current exercise price. No such reduction, however, shall cause the number of shares issuable upon exercise of a Series A Warrant to increase. Holders may exercise Series A Warrants by paying the exercise price in cash or, if at any time after the six (6) month anniversary of the Closing Date, there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of Common Stock underlying the Series A Warrants, then each Series A Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. In addition, each Series A Warrant can be exchanged through April 30, 2024 for four (4) Series X Redeemable Warrants. As of March 21, 2017, we have issued 422,838 Series A Warrants.

Series X Redeemable Warrants

Each Series X Redeemable Warrant will be exercisable for one (1) share of Common Stock at an exercise price of $6.00 per share, subject to adjustment as set forth in this prospectus, commencing at 9:00 a.m., New York City time, on the first trading day following October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X Redeemable Warrants have no anti-dilution protection.

Holders may exercise Series X Redeemable Warrants by paying the exercise price in cash or, if at any time after July 26, 2017 , there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock underlying the Series X Redeemable Warrants, then each Series X Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, the Company, may at its option, redeem all, but not less than all, of the outstanding Series X Redeemable Warrants at a price of $0.01 per Series X Redeemable Warrant if the volume weighted average price per share of the Common Stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events) for twenty trading days out of the thirty trading day period ending three business days prior to the notice of redemption in addition to certain other conditions.

Each Series X Redeemable Warrant outstanding as of April 30, 2024 will be automatically exercised as a cashless exercise unless the exercise price of the Series X Redeemable Warrant (subject to adjustment as set forth in this prospectus) is greater than the volume weighted average price per share of Common Stock as of April 30, 2024.

The Company provides certain rights to a holder if we fail to deliver the shares of Common Stock underlying the Series X Redeemable Warrants by the third trading day after the date on which the holder of such warrant delivers a notice of exercise and the original warrant to the Company. If the Company fails to meet this deadline, then we must pay the holder for each trading day that elapses until the shares are delivered or until the holder rescinds the exercise of the Series X Redeemable Warrant a cash penalty between $10 and $20 for each $1,000 of shares subject to such exercise. Additionally, if the Company fails to deliver the shares to a holder by the prescribed date and the holder is required by its brokerage firm to purchase, or the holder’s brokerage firm purchases, shares of Common Stock to satisfy a prior sale of the shares by the holder, then the Company will (i) pay the amount lost by having to cover the sale and (ii) at the holder’s option (x) reissue the Series X Redeemable Warrant in an amount equal to the number of Warrant Shares exercised by the holder thereby rescinding the prior exercise or (y) deliver shares of Common Stock to the holder that would have been issued if the Company had timely delivered the shares of Common Stock to the holder by the prescribed delivery date.

In the event of a stock dividend or stock split, the number of shares of Common Stock issuable on exercise of the Series X Redeemable Warrants will be adjusted, but the aggregate exercise price will remain unchanged.

If the Company declares or makes a dividend or other distribution of its assets to holders of shares of Common Stock after a Series X Redeemable Warrant is issued, then the holder of a Series X Redeemable Warrant will be entitled to participate in such dividend or distribution as if they actually held the number of shares of Common Stock they would be entitled to if they had exercised their Series X Redeemable Warrant.

If the Company, directly or indirectly, in one or more related transactions enters into a Fundamental Transaction (as defined in the warrant agreement governing the Series X Redeemable Warrant s ), then upon the subsequent exercise of a Series X Redeemable Warrant, the holder (at its option) will be entitled to receive, for each Warrant Share that would have been issuable upon the holder’s exercise of such warrant immediately prior to the Fundamental Transaction, the number of shares of Common Stock of the successor or surviving company or of the Company (if it survives the Fundamental Transaction) and any additional consideration receivable in connection with the Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series X Redeemable Warrant is exercisable immediately prior to the Fundamental Transaction.

The Series X Redeemable Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement requires the written consent of the Company and the holders of Series X Redeemable Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series X Redeemable Warrants in order to make amend the terms of the Series X Redeemable Warrants. Under the terms of the warrant agreement, we have agreed to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of Common Stock issuable upon exercise of the Series X Redeemable Warrants until the expiration of the Series X Redeemable Warrants.

Unit Purchase Options

On April 28, 2016, the Company issued unit purchase options to the selling agents in the Company’s IPO. The unit purchase options provide for the purchase of 53,000 units at an exercise price of $5.50 per unit. Each unit covered by the unit purchase options is identical to the units sold in the Company’s IPO and consists of one share of Common Stock and one IPO Warrant to purchase a share of Common Stock at $5.00 per share.

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Dividends

We have not paid any cash dividends on our shares of Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is, and if our application to list the Series X Redeemable Warrants on NASDAQ or on the OTCQB Market is granted, the transfer agent and registrar for the Series X Redeemable Warrants will be Continental Stock Transfer & Trust Company.

Listing of our Securities

Our Common Stock and IPO Warrants are traded on the NASDAQ Capital Market under the symbols “PAVM” and “PAVMW,” respectively. We intend to apply to list the Series X Redeemable Warrants on the NASDAQ Capital Market. If we cannot secure approval for such listing, we intend to list the Series X Redeemable Warrants on the OTCQB Market.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Graubard Miller, New York, New York. Graubard Miller and its partners beneficially hold 10,000 shares of our common stock and IPO Warrants to purchase an additional 107,554 shares of our common stock at an exercise price of $5.00 per share .

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiary as of and for the years ended December 31, 2016 and 2015, which are incorporated in this prospectus by reference to the Annual Report on Form 10-K , as amended, for the year ended December 31, 2016 have been so incorporated in reliance on the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available at http://ir.pavmed.com/sec-filings.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any

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information that we file with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement will automatically update and supersede the information contained in this prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

• our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 16, 2017 as amended by Amendment No. 1 to our annual report on Form 10-K/A filed on April 10, 2017;

• our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 22, 2017;

• our current reports on Form 8-K filed with the SEC on February 1, 2017, February 23, 2017, March 13, 2017, March 22, 2017 , April 4, 2017 and April 11, 2017; and

• our preliminary information statement on Schedule 14C filed with the SEC on April 10, 2017 and our definitive information statement on Schedule 14C filed with the SEC on May 1, 2017.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

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PAVmed Inc.

3,079,960 Shares of Common Stock (for Resale)

1,691,352 Series X Redeemable Warrants (for Resale)

1,691,352 Shares of Common Stock (for Issuance)

June __ , 2017

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement will be as follows:

SEC registration fee	$3,888.20
Legal fees and expenses	$25,000
Accounting fees and expenses	$10,000
Printing and engraving expenses	$2,500
Miscellaneous	$3,500
Total	$44,888.20

Item 14. Indemnification of Directors and Officers.

PAVmed’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that PAVmed may indemnify to the fullest extent permitted by law all employees. PAVmed’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Company Law. Section 145 of the Delaware General Company Law concerning indemnification of officers, directors, employees and agents is set forth below.

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“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)   Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

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(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)   For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)   The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eight of PAVmed’s certificate of incorporation provides:

“The Company, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized hereby.”

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Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us during the period since our inception on June 26, 2014. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. The information set forth below with respect to our Common Stock gives effect to a 2.7872582-for-1 stock split effected in the form of a stock dividend on September 21, 2015.

In June 2014 in connection with our organization, we issued (i) 5,658,134 shares of Common Stock for proceeds of $2,030.00 and warrants to purchase an additional 6,097,127 shares of Common Stock, at an exercise price of  $0.90 per share, for proceeds of $218.75, for an aggregate purchase price and total consideration of  $2,248.75, to HCFP/Capital Partners III LLC and (ii) 2,424,915 shares of Common Stock for proceeds of $870.00 and warrants to purchase an additional 2,613,054 shares of Common Stock, at an exercise price of   $0.90 per share, for proceeds of $93.75, for an aggregate purchase price and total consideration of  $963.75, to Pavilion Venture Partners LLC.

In July 2014, we issued an aggregate of 418,089 units, each consisting of one (1) share of Common Stock and one (1) warrant to purchase one (1) share of Common Stock, for $75,000 in cash, or a purchase price of  $0.18 per unit, to nine investors.

In October 2014, HCFP/Capital Partners III LLC and Pavilion Venture Partners LLC agreed to contribute 627,133 warrants back to the Company at no cost.

In November 2014, we issued an aggregate of 2,355,233 units, each consisting of one (1) share of Common Stock and one (1) warrant to purchase one (1) share of Common Stock, for $845,000 in cash, or a purchase price of $0.36 per unit, to 13 investors.

During August 2015, we issued 97,554 warrants in exchange for services.

During September 2015, we issued an aggregate of 1,393,629 shares of Common Stock from the exercise of warrants receiving $1.25 million of proceeds.

In September 2015, we effectuated a forward stock split of 2.7872582-for-1 by way of a stock dividend of 1.7872582 shares for each outstanding share, resulting in there being 12,250,000 shares of Common Stock outstanding.

All of the securities described above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as fewer than 35 investors were non-accredited investors. No underwriting discounts or commissions were paid with respect to such sales.

In November 2016, 40,000 warrants were exercised on a cashless basis, resulting in the issuance of 20,732 shares of Common Stock.

The shares issued upon exercise of the warrants were issued pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act, as the warrants were exchanged for shares exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In January 2017, we issued an aggregate of 251,334 Private Placement Units, each consisting of one (1) share of Series A Preferred and one (1) Series A Warrant that is exercisable for one (1) share of Common Stock or exchangeable for four (4) Series X Redeemable Warrants, for $1,508,004 in cash, or a purchase price of $6.00 per Private Placement Unit, to 13 investors.

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In March 2017, we issued an aggregate of 171,504 Private Placement Units, each consisting of one (1) share of Series A Preferred and one (1) Series A Warrant that is exercisable for one (1) share of Common Stock or exchangeable for four (4) Series X Redeemable Warrants, for $1,029,024 in cash, or a purchase price of $6.00 per Private Placement Unit, to 15 investors.

Stock Option Grants:

On April 28, 2016, the Company granted to certain of its officers, directors and members of its medical advisory board, stock options to purchase an aggregate of 1,588,313 shares of Common Stock at an exercise price of $5.00 per share for an aggregate purchase price of $7,941,565.

On November 7, 2016, the Company granted stock options to a member of its medical advisory board to purchase an aggregate of 25,000 shares of Common Stock at an exercise price of $10.50 per share for an aggregate purchase price of $262,500.

On November 28, 2016, the Company granted stock options to a consultant to purchase an aggregate of 20,000 shares of Common Stock at an exercise price of $9.50 per share for an aggregate purchase price of $190,000.

On March 20, 2017, the Company granted to an officer stock options outside the Company’s 2014 Long-Term Equity Incentive Plan, to purchase 250,000 shares of Common Stock at an exercise price of $5.95 per share for an aggregate purchase price of $ 1,487,500.

The stock options and Common Stock issuable upon the exercise of such stock options as described above were issued pursuant to written compensatory plans or arrangements with our officers, directors, medical advisory board members, and consultants, in reliance on the exemption set forth in Section 4(a)(2) under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1	Certificate of Incorporation(1)

3.2	Certificate of Amendment to Certificate of Incorporation (1)

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (2)

3.4	Bylaws (1)

4.1	Specimen Common Stock Certificate (1)

4.2	Specimen Warrant Certificate (1)

4.3	Form of Series A Warrant (2)

4.4	Form of Series X Redeemable Warrant (2)

4.5	Warrant Agreement, dated April 28, 2016, between Continental Stock Transfer & Trust Company and PAVmed (3)

4.6	2014 Long-Term Equity Incentive Plan (1)

4.7	Form of Unit Purchase Option (1)

4.8	Form of Warrant Agreement for the Series X Redeemable Warrants between Continental Stock and Transfer & Trust Company and PAVmed

5.1	Opinion of Graubard Miller

10.1	Patent Option Agreement (1)

10.2.1	Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.2	Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.3	Second Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.4	Third Amendment to Employment Agreement between PAVmed and Dr. Aklog (7)

10.3.1	Form of Subscription Agreement (July 2014) (1)

10.3.2	Form of Subscription Agreement (November 2014) (1)

10.4.1	Form of Letter Agreement with HCFP Capital Partners III LLC (1)

10.4.2	Form of Letter Agreement with Pavilion Venture Partners LLC (1)

10.5.1	Letter agreement regarding corporate opportunities executed by Dr. Lishan Aklog (1)

10.5.2	Letter agreement regarding corporate opportunities executed by Michael Glennon (1)

10.5.3	Letter agreement regarding corporate opportunities executed by Dr. Brian deGuzman (1)

10.6	Management services agreement between PAVmed and HCP/Advisors LLC (1)

10.7	Employment Agreement between PAVmed and Richard Fitzgerald (1)

10.8	Employment Agreement between PAVmed and Dr. Brian deGuzman (4)

10.9.1	Consulting Agreement between PAVmed and Michael Glennon (5)

10.9.2	Amendment to Consulting Agreement between PAVmed and Michael Glennon (7)

10.10	Securities Purchase Agreement (6)

10.11	Registration Rights Agreement (6)

10.12	Separation Agreement between PAVmed and Richard Fitzgerald (8)

10.13	Employment Agreement between PAVmed and Dennis M. McGrath (8)

23.1	Consent of Citrin Cooperman & Company, LLP

23.2	Consent of Graubard Miller (included in Exhibit 5.1)

24.1	Power of Attorney

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-203569).
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 1, 2017.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 3, 2016.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 19, 2016.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 14, 2016.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on February 1, 2017.
(7)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on February 16, 2017.

(8)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 22, 2017.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(5)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 21st day of June, 2017.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each Lishan Aklog, M.D. and Dennis M. McGrath his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Lishan Aklog, M.D.	Chairman and Chief Executive Officer	June 21, 2017
Lishan Aklog, M.D.	(Principal Executive Officer)

/s/ Dennis M. McGrath	Chief Financial Officer (Principal Accounting	June 21, 2017
Dennis M. McGrath	and Financial Officer) and Secretary

*	Vice Chairman	June 21, 2017
Michael Glennon

*	Director	June 21, 2017
James L. Cox, M.D.

*	Director	June 21, 2017
Ira Scott Greenspan

*	Director	June 21, 2017
Joshua R. Lamstein

*	Director	June 21, 2017
Ronald M. Sparks

*	Director	June 21, 2017
David Weild IV

*By:	/s/ Dennis M. McGrath
Dennis M. McGrath,
Power of attorney

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